Exhibit 10.6 Stock Option Award Notification and Agreement Cyberonics, Inc. is committed to providing competitive compensation and benefits for its employees. Equity awards are one of the ways that we reward employees whose talent, commitment and exceptional performance help make us a strong and successful company. Thank you for your hard work and dedication to building a successful company, and congratulations on a job well done. Award Type : Grant ID : Name ("Optionee") : Grant Date : Exercise Price Per Share ("Exercise Price") : Total Number of Shares Granted ("Shares") : Expiration Date : Cyberonics, Inc., a Delaware corporation (the “Company”), has adopted the Cyberonics, Inc. 2009 Stock Plan (as amended, the “Plan”), pursuant to which an option to purchase common stock of the Company may be granted. 1. Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. All terms used herein shall have the meaning ascribed to such terms in the Plan unless the context herein clearly requires otherwise. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. 2. Grant of Stock Option Award. The Company hereby grants to the Optionee on the Grant Date a stock option award (“Option”), of the Award Type and in the amount of the Total Number of Shares Granted set forth above, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, including future amendments thereto, if any, pursuant to the terms thereof. The Optionee hereby accepts the Option to purchase the number of shares at the Exercise Price set forth above on the terms and conditions set forth in this Agreement. 3. Terms and Conditions (a) Vesting Schedule. Twenty-five percent (25%) of the Shares subject to the Option shall vest on each of the first four anniversaries of the Grant Date, subject to the Optionee continuing to be a Service Provider on such dates, until the Option is fully vested. (b) Termination Period. To the extent vested on the Optionee’s termination of service, this Option may be exercised for ninety (90) days after the Optionee ceases to be a Service Provider and shall then terminate. Upon the death [or][,] Disability [, or Retirement] of the Optionee while a Service Provider, this Option shall be fully vested and may be exercised during the one-year after the Optionee ceases to be a Service Provider and shall then terminate on the first anniversary of such termination of service. However, in no event may this Option be exercised after the Expiration Date as provided above.

(c) Taxes. The Optionee shall pay to the Company promptly upon request, and in any event at the time the Optionee recognizes taxable income in respect of the Option, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Option (“Taxes”). Such payment shall be made in the form of cash. In the event that the Optionee fails to pay the Taxes to the Company promptly upon request, the Optionee agrees that the Company shall have the right to withhold the taxes from compensation or other amounts payable by the Company to the Optionee. In the event that the Optionee invokes the use of a cashless exercise process, the Optionee agrees that the Company shall be entitled to withhold from distribution to the Optionee an amount equal to the Taxes. (d) Book-Entry Shares. On the exercise of an Option, the Company shall deliver shares of its common stock in book-entry or electronic form. In no event shall the Company have an obligation to deliver certificates witnessing the shares. (e) Incentive Stock Options. If designated above as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option ("NSO"). If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the Grant Date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. In the event that the Company determines that the Optionee is subject to tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares, the Optionee agrees that payment of such tax shall be subject to the terms of Section 3(c) of this Agreement. (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee. (g) Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of laws principles. Cyberonics, Inc.